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                            [LETTERHEAD]


                                                             24th February, 1998

The Board of Directors
Nord Pacific Limited
22 Church Street
Hamilton

Dear Sirs,

RE:  REGISTRATION STATEMENT ON FORM S-8

     We have acted as special counsel in Bermuda to Nord Pacific Limited, (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of the United States of America. The Registration Statement relates to the issue of 53,000 shares (the "Shares") of the Company of par value $0.01 which are issuable pursuant to certain stock options granted on 21st May, 1997 to employees (the "1997 Employee Options") and to consultants (the "Other Options") of the Company. The 1997 Employee Options and the Other Options are herein collectively referred to as the "Options".

     For the purposes of giving this opinion, we have examined draft facsimile copies of the form of Options and the Registration Statement (collectively, the "Documents") We have also reviewed the Memorandum of Association and the Bye-laws of the Company, minutes of the meetings of the Directors and Shareholders of the Company held on 21st May, 1997 and a letter from American Stock Transfer & Trust Company as branch transfer agent and registrar for the Company dated 5th February, 1998 (the "Registrar's Letter") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinions set forth below.

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     We have assumed:

     (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies (whether or not certified) reviewed by us and the authenticity and completeness of the original documents from which such copies were taken;

     (b) the capacity, power and authority of each of the parties to the Documents, other than the Company;

     (c) the due execution and delivery of the Documents by each of the parties thereto;

     (d) that there is no improper purpose for the grant of the Options or for the issue of the Shares;

     (e) the accuracy and completeness of all factual statements, representations and warranties made in the Documents;

     (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

     (g) the validity and binding effect of the Documents under the laws of Bermuda and the United States of America;

     (h) that the Registration Statement has been or will be duly filed with the Securities and Exchange Commission;

     (i) that the Shares are listed or traded on NASDAQ and the Toronto Stock Exchange;

     (j) that the Shares will be issued to persons who are regarded as non-resident in Bermuda for exchange control purposes;

     (k)  that due payment has been or will be made for the Shares; and

     (l) that the Options and the Shares will be or have been granted or issued to persons who qualify under the Options.

     We have made no investigation of and express no opinion in relation to the laws of any country other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit in connection with the filing of the

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Registration Statement with the Securities and Exchange Commission and is not to be relied upon by any other person, firm or entity or in respect of any other matter nor is it to be quoted or referred to in any other document registered or filed with any governmental authority or public body without our prior express consent in writing.

     On the basis of and subject to the foregoing, we are of the opinion that:

     (1) based solely on our examination of the Registrar's Letter dated 5th February, 1998, the authorised capital of the Company is adequate to enable the Shares to be issued; and

     (2) the Shares will, if as and when the Options are properly exercised and upon issue and delivery of the Shares against due payment therefor in the manner contemplated by the Options and the Registration
          Statement, be legally issued and credited as fully paid and non-assessable (meaning that no further sums will be payable to the Company in respect of the Shares).

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption "Interests of Named Experts and Counsel".

Yours faithfully,

/s/ CONYERS, DILL & PEARMAN

CONYERS, DILL & PEARMAN